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                       [HENRY & PETERS, PC LETTERHEAD]

                       CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Jacksonville Bancorp, Inc.


We consent to the use of our report dated October 22, 1998, on the consolidated financial statements of Jacksonville Bancorp, Inc. and subsidiaries as of September 30, 1998 and 1997, and for each of the years in the three-year period ended September 30, 1998, in Jacksonville Bancorp, Inc.'s Form 10-K for the year ended September 30, 1998.


                                   /s/ HENRY & PETERS, P.C.
                                   ----------------------------
                                   HENRY & PETERS, P.C.



Tyler, Texas
December 17, 1998